Exhibit B-35(a)

                CERTIFICATE OF INCORPORATION

                             OF

         ENTERGY GLOBAL POWER OPERATIONS CORPORATION



THE  UNDERSIGNED,  in  order to form a corporation  for  the purposes  herinafter  states,  under  and  pursuant  to  the provisions  of the General Corporation Law of the  State  of

Delaware does hereby certify as follows:



FIRST:  The name of the Corporation is Entergy Global Power

Operations Corporation

SECOND:  The registered office of the Corporation is to be

located at 1209 Orange Street, in the City of Wilmington,

County of New Castle, in the State of Delaware.  The name of its registered agent at that address is The Corporation

Trust Company.

THIRD:  The purpose of the Corporaiton is to engage in any

lawful act or activity for which a corporation may be

organized under the General Corporation Law of Delaware as

presently in effect or as may hereafter be amended.

FOURTH:  The total number of shares of capital stock which

the Corporation is authorized to issue is 1,000 shares of

capital stock having no par value per share and of one

class; such class is hereby designated as common stock.

FIFTH:  No stockholder shall be entitled as a matter of

right to subscribe for, purchase or receive any shares of

the stock or any rights or options of the Corporation which

it may issue or sell, whether out of the number of shares

authorized by this Certificate of Incorporation or by

amendment thereof or out of the shares of the stock of the

Corporation acquired by it after the issuance thereof, nor

shall any stockholder be entitled

as a matter of right to purchase or subscribe for, or

receive any bonds, debentures or other obligations which the

Corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or

appertain any warrant or warrants or other instrument or

instruments that shall confer upon the holder or owner of

such obligation the right to subscribe for or purchase from

the Corporation any share of its capital stock, but all such additional issues of stock, rights, options, or of bonds,

debentures or other obligations convertible into or

exchangeable for stock or to which warrants shall be

attached or appertain or which shall confer upon the holder

the right to subscribe for or purchase any shares of stock

may be issued and disposed of by the Board of Directors to

such persons and upon such terms as in their absolute

discretion they may deem advisable, subject only to such

limitations as may be imposed in this Certificate of

Incorporation or in any amendment thereto.

SIXTH:  An annual meeting of stockholders shall be held for

the election of Directors and the transaction of such other

business as may properly come before said meeting.  Special

meetings of the stockholders of the Corporation shall be

held whenever called in the manner required by the laws of

the State of Delaware or for purposes as to which there are

special statutory provisions, and for other purposes

whenever called by resolution of the Board of Directors, or

by the Chairman of the Board, the President, or the holders

of a majority of the issued and outstanding shares of the

common stock of the Corporation.  Except as otherwise

provided herein, any such annual or special meeting of

stockholders shall be held on a date and at a time and place as may be designated by or in the manner provided in the By-

Laws.

SEVENTH:  The name and mailing address of the Incorporator

is Ricardo Orozco, 4 Park Plaza, Suite 2000, Irvine,

California 92614.

EIGHTH: The number of Directors which shall constitute the

whole Board shall be not be less than one (1) nor more than

ten (10).  Within such limits, the number of Directors shall be fixed and may be altered from time to time, as provided

in the By-Laws.

Election of Directors need not be by ballot unless the By-

Laws so provide.  Directors need not be stockholders.

Directors shall be elected at the annual meeting of the

stockholder of the Corporation, except as herein provided,

to serve until the next annual meeting of stockholders and

until their respective successors are duly elected.

Vacancies occurring among the Directors (other than in the

case of removal of a Director) shall be filled by a majority vote of the Directors then in office with the consent of the holders of a majority of the issued and outstanding common

stock of the Corporation, or by the sole remaining Director

with the consent of the holders of a majority of the issued

and outstanding common stock of the Corporation, or by

resolution duly adopted by the holders of a majority of the

issued and outstanding common stock of the Corporation, at a special meeting held for such purpose, or by action taken in lieu of such meeting, or at the next annual meeting of

stockholders following any vacancy. At any meeting of

stockholders of the Corporation called for the purpose, the

holders of a majority of the issued and outstanding shares

of the common stock of the Corporation may remove from

office, with or without cause, all or any of the Directors

and the successor of any Director so removed shall be

elected by the holders of a majority of the issued and

outstanding common stock of the Corporation at such meeting

or at a later meeting.

NINTH:  All corporate powers shall be exercised by the Board of Directors of the Corporation except as otherwise provided by law or by this Certificate of Incorporation or by any By-

Laws from time to time passed by the stockholders (provided,

however, that no By-Law so created shall invalidate any

prior act of the Directors which was valid in the absence of such By-Law).  In furtherance and not in limitation of the

powers conferred by law, the Board of Directors is expressly authorized (a) to make, alter, amend, and repeal the By-Laws of the Corporation, subject to the power of the

stockholders, to alter, amend or repeal such By-Laws, (b) to authorize and cause to be executed mortgages and liens upon

all or any part of the property of the Corporation: (c) to

determine the use and disposition of any surplus or net

profits; and (d) to fix the times for the declaration and

payment of dividends.

TENTH:  Directors, as such, shall not receive any stated

salary for their services, but, by resolution of the Board

of Directors, a fixed sum and expenses of attendance, if

any, may be allowed for attendance at each regular, special

or committee meeting of the Board; provided that nothing

herein contained shall be construed to preclude any

Director from serving the Corporation in any other capacity

and receiving compensation therefore.

EVEVENTH:  When and as authorized by the affirmative vote

of the holders of a majority of the common stock of the

Corporation, issued and outstanding, given at a

stockholders' meeting duly called for that purpose, or when

authorized by the written consent of the holders of a

majority of the common stock of the Corporation issued and

outstanding, the Board of Directors may cause the

Corporation to sell, lease or exchange all or substantially

all, of its property and assets, including its good will

and its corporate franchises, upon such terms and conditions and for such consideration, which may be whole or in part shares of stock in, and/or other securities of, any other corporation

or corporations, as the Board of Directors shall deem

expedient and for the best interests of the Corporation.

TWELFTH:  The Board of Directors may not cause the

Corporation to merge or consolidate with or into any other

corporation or corporations, unless such merger or

consolidation shall have been authorized by the affirmative

vote of the holders of a majority of the common stock of the

Corporation, issued and outstanding, given at a

stockholders' meeting called for that purpose, or authorized by the written consent of the holders of a majority of the

common stock of the Corporation issued and outstanding.

THIRTEENTH:  To the fullest extent permitted by the laws of

the State of Delaware, or any other applicable law presently or hereafter in effect, a Director of the Corporation shall

not be liable to the Corporation or its stockholders for

monetary damages for or with respect to any acts or

omissions in the performance of his duties.

               Any repeal or modification of the foregoing

paragraph by the stockholders of the Corporation shall not

adversely affect any right or protection of a Director of

the Corporation existing at the time of such repeal or

modification.

FOURTEENTH:  If after the date of adoption of this

Certificate of Incorporation any provision of this

Certificate of Incorporation is invalidated on any grounds

by any court of competent jurisdiction, then only such

provision shall be deemed inoperative and null and void and

the remainder of this Certificate of Incorporation shall not be affected thereby.

FIFTEENTH:  The Corporation reserves the right to amend,

alter, change or repeal any provision contained in this

Certificate of Incorporation in the manner now or hereafter

prescribed by law, and all rights and powers conferred

herein on stockholders, Directors and officers are subject

to this reserved power.



IN WITNESS WHEREOF, I have hereunto set my hand this 30th

day of December, 1997.



                                   Incorporator:


                                   /s/ Ricardo Orozco
                                   Ricardo Orozco
                                   4 Park Plaza
                                   Suite 2000
                                   Irvine, California  92614